Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Great Lakes Dredge & Dock Corporation

(Exact name of obligor as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2122 York Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip code)

7.375% Senior Notes due 2019

and Guarantees of 7.375% Senior Notes due 2019

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Dawson Marine Services Company	Delaware	36-3503893	c/o Great Lakes Dredge & Dock Corporation 2122 York Road Oak Brook, Illinois 60523

Fifty-Three Dredging Corporation	New Jersey	36-3177787	c/o Great Lakes Dredge & Dock Corporation 2122 York Road Oak Brook, Illinois 60523

Great Lakes Dredge & Dock Company, LLC	Delaware	20-1354414	c/o Great Lakes Dredge & Dock Corporation 2122 York Road Oak Brook, Illinois 60523

Great Lakes Dredge & Dock Environmental, Inc.	Delaware	36-4347352	c/o Great Lakes Dredge & Dock Corporation 2122 York Road Oak Brook, Illinois 60523

NASDI Holdings, LLC	Delaware	04-2598486	c/o Great Lakes Dredge & Dock Corporation 2122 York Road Oak Brook, Illinois 60523

Terra Contracting Services, LLC	Delaware	46-1430657	c/o Great Lakes Dredge & Dock Corporation 2122 York Road Oak Brook, Illinois 60523

Terra Fluid Management LLC	Delaware	46-5253625	c/o Great Lakes Dredge & Dock Corporation 2122 York Road Oak Brook, Illinois 60523

Great Lakes Environmental & Infrastructure Solutions, LLC	Delaware	30-0845285	c/o Great Lakes Dredge & Dock Corporation 2122 York Road Oak Brook, Illinois 60523

Magnus Pacific, LLC	Delaware	26-2817615	c/o Great Lakes Dredge & Dock Corporation 2122 York Road Oak Brook, Illinois 60523

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 9th day of October 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius R. Zamora
Julius R. Zamora
Vice President

EXHIBIT 6

October 9, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius R. Zamora
Julius R. Zamora
Vice President

Exhibit 25.1

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,464
Interest-bearing balances		189,787
Securities:
Held-to-maturity securities		80,102
Available-for-sale securities		233,717
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,864
Securities purchased under agreements to resell		18,746
Loans and lease financing receivables:
Loans and leases held for sale		20,241
Loans and leases, net of unearned income	848,562
LESS: Allowance for loan and lease losses	10,493
Loans and leases, net of unearned income and allowance		838,069
Trading Assets		39,221
Premises and fixed assets (including capitalized leases)		7,527
Other real estate owned		1,849
Investments in unconsolidated subsidiaries and associated companies		855
Direct and indirect investments in real estate ventures		0
Intangible assets
Goodwill		21,627
Other intangible assets		17,894
Other assets		64,908

Total assets		$1,553,871

LIABILITIES
Deposits:
In domestic offices		$1,086,292
Noninterest-bearing	343,725
Interest-bearing	742,567
In foreign offices, Edge and Agreement subsidiaries, and IBFs		140,792
Noninterest-bearing	669
Interest-bearing	140,123
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		594
Securities sold under agreements to repurchase		19,806

Dollar Amounts In Millions
Trading liabilities	18,515
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	89,743
Subordinated notes and debentures	16,760
Other liabilities	33,801

Total liabilities	$1,406,303

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,692
Retained earnings	36,940
Accumulated other comprehensive income	2,986
Other equity capital components	0

Total bank equity capital	147,137
Noncontrolling (minority) interests in consolidated subsidiaries	431

Total equity capital	147,568

Total liabilities, and equity capital	$1,553,871

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
James Quigley
Enrique Hernandez, Jr.